Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Second Quarter 2020 Net Income of $60.5 Million

Second Quarter 2020 Highlights

•	GAAP net income of $60.5 million, or $1.26 per diluted share; operating net income of $63.8 million, or $1.33 per diluted share.
•	Pre-tax, pre-provision (PTPP) income of $90.2 million, an increase of 7.6% from the linked quarter.
•	Total revenue increased 9.7% to $298.7 million, compared to the linked quarter.
•	Average loans, excluding Paycheck Protection Program (PPP) balances, increased 8.2% on a linked-quarter annualized basis.
•	Loans recorded under the PPP totaled $1.5 billion as of June 30, 2020.
•	Average deposits grew $2.0 billion to $22.8 billion compared to the first quarter of 2020.
•	GAAP book value per share of $57.84, a 14.5% increase, and tangible book value per share of $53.57, a 15.1% increase compared to a year ago.
•	Credit quality remained strong, with net charge-offs of just 0.15% of average loans, consistent with the company’s historical performance.

KANSAS CITY, Mo. (July 28, 2020) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the second quarter of 2020 of $60.5 million, or $1.26 per diluted share, compared to a net loss of $3.4 million in the first quarter of 2020 (linked quarter) and net income of $57.0 million, or $1.16 per diluted share, in the second quarter of 2019.

Net operating income, a non-GAAP financial measure reconciled to net income, the nearest comparable GAAP measure, later in this release, was $63.8 million, or $1.33 per diluted share, for the second quarter of 2020, compared to a net operating loss of $1.9 million for the linked quarter and net operating income of $57.2 million, or $1.17 per diluted share, for the second quarter of 2019. Pre-tax, pre-provision income (PTPP), a non-GAAP measure reconciled to net income before taxes, the nearest comparable GAAP measure, later in this release, was $90.2 million, or $1.88 per diluted share, for the second quarter of 2020, compared to $83.7 million, or $1.72 per diluted share, for the linked quarter, and $78.4 million, or $1.60 per diluted share, for the second quarter of 2019. These PTPP results represent increases of 7.6% on a linked-quarter basis and 15.0% compared to the second quarter of 2019.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q2	Q1	Q2
	2020	2020	2019
Net income (loss)	$60,529	$(3,439)	$56,959
Earnings (losses) per share (diluted)	1.26	(0.07)	1.16

Pre-tax, pre-provision income	90,152	83,746	78,425
Pre-tax, pre-provision earnings per share (diluted)	1.88	1.72	1.60

Net operating income (loss)	63,835	(1,881)	57,245
Operating earnings (losses) per share (diluted)	1.33	(0.04)	1.17

GAAP
Return on average assets	0.87%	(0.05)%	0.98%
Return on average equity	8.95	(0.51)	9.46
Efficiency ratio	70.20	68.93	70.32

Non-GAAP
Operating return on average assets	0.91%	(0.03)%	0.99%
Operating return on average equity	9.44	(0.28)	9.51
Operating efficiency ratio	68.76	68.19	70.19

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	June	June
	YTD	YTD
	2020	2019
Net income	$57,090	$114,703
Earnings per share (diluted)	1.18	2.34

Pre-tax, pre-provision income	173,898	159,049
Pre-tax, pre-provision earnings per share (diluted)	3.59	3.24

Net operating income	61,954	115,453
Operating earnings per share (diluted)	1.28	2.36

GAAP
Return on average assets	0.42%	1.00%
Return on average equity	4.22	9.95
Efficiency ratio	69.59	70.16

Non-GAAP
Operating return on average assets	0.46%	1.01%
Operating return on average equity	4.58	10.01
Operating efficiency ratio	68.49	69.98

“As the country continues to navigate its way through an uncertain economic environment, our second quarter results highlight the strength of our fortress balance sheet and the quality of our underwriting practices, as evidenced by just 15 basis points of net charge-offs. Additionally, we added $1.5 billion in loans under the Paycheck Protection Program (PPP) during the quarter,” said Mariner Kemper, chairman, president and chief executive officer. “Despite the unprecedented times, average loans, excluding PPP balances, increased 8.2% on a linked-quarter annualized basis. Finally, we launched our corporate citizenship report outlining some of our 2019 environmental, social and governance efforts, which has been a collaborative effort of listening to, and engaging with, our associates, customers, and communities.”

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Net interest income	$178,229	$173,941	$166,414	$4,288	$11,815
Noninterest income:
Trust and securities processing	46,321	47,000	42,903	(679)	3,418
Trading and investment banking	12,851	1,723	5,453	11,128	7,398
Service charges on deposit accounts	19,074	25,081	20,747	(6,007)	(1,673)
Insurance fees and commissions	533	259	465	274	68
Brokerage fees	5,753	9,860	7,077	(4,107)	(1,324)
Bankcard fees	12,916	16,545	16,439	(3,629)	(3,523)
Gains (losses) on sales of securities available for sale, net	4,006	1,227	(1,403)	2,779	5,409
Other	19,002	(3,271)	13,717	22,273	5,285
Total noninterest income	$120,456	$98,424	$105,398	$22,032	$15,058
Total revenue	$298,685	$272,365	$271,812	$26,320	$26,873
Net interest margin	2.79%	2.97%	3.19%
Total noninterest income as a % of total revenue	40.33	36.14	38.78

Net interest income

•

Net interest income totaled $178.2 million, an increase of $4.3 million, or 2.5%, from the linked quarter, driven by a $1.5 billion, or 10.9%, increase in average loans, and an 8.7% increase in average earning assets. The increase in loan balances was primarily driven by the company’s participation in the PPP, which contributed $1.5 billion in balances. While new loan production during the quarter remained strong, this growth was negated by normalization of line utilization activity which spiked in the first quarter following the initial impact of the COVID-19 pandemic.

•

Net interest margin for the second quarter was 2.79%, a decrease of 18 basis points from the linked quarter, in large part due to lower short-term interest rates and a build-up of excess liquidity. Earning asset yields declined 57 basis points from the linked quarter, driven by declining yields in the loan portfolio due to recent reductions in short-term interest rates and an unfavorable earning asset mix shift driven by excess liquidity and, to a lesser extent, the impact of lower-yielding PPP loans. Federal funds and resell agreements, interest-bearing due from banks, and trading securities averaged $2.3 billion, an 11.4% increase from $2.1 billion in the linked quarter. The cost of interest-bearing liabilities decreased 58 basis points to 0.34%, driven by a 53-basis-point decline in the cost of interest-bearing deposits and lower borrowing costs. Net interest spread increased one basis point to 2.67 from the linked quarter and was five basis points lower than the second quarter of 2019.

•

On a year-over-year basis, net interest income increased $11.8 million, or 7.1%, driven by a $2.5 billion, or 19.6%, increase in average loans, and a $4.9 billion, or 22.7%, increase in earning assets.

•

Average deposits increased 9.4% on a linked-quarter basis and 21.3% compared to the second quarter of 2019. Average noninterest-bearing demand deposit balances increased 18.0% on a linked-quarter basis and 26.1% compared to the second quarter of 2019.

Noninterest income

•	Second quarter 2020 noninterest income increased $22.0 million, or 22.4%, on a linked-quarter basis, largely due to:
o	An increase of $24.8 million in company-owned life insurance income, reflecting the impact of higher market valuations of the underlying investments, recorded in other income. The increase in company-owned life insurance income is offset by a proportionate increase in deferred compensation expense as noted below.
o

An increase of $11.1 million in trading and investment banking, primarily driven by higher trading volumes, as well as an increase of $4.9 million in market valuation of investments in the company’s trading portfolio.

o	These increases were partially offset by the following decreases:
▪	A decrease of $5.5 million in healthcare income, recorded in service charges on deposits, related to non-recurring customer transfer and conversion fees recorded in the first quarter.
▪	A decrease of $4.1 million in brokerage fees, primarily driven by decreased 12b-1 income.
▪	A decrease of $3.6 million in bankcard fees, primarily due to decreased interchange income.
•	Compared to the prior year, noninterest income in the second quarter of 2020 increased $15.1 million, or 14.3%, primarily driven by:
o

An increase of $8.9 million in company-owned life insurance, recorded in other income. The increase in company-owned life insurance income is offset by a proportionate increase in deferred compensation expense as noted below.

o

An increase of $7.4 million in trading and investment banking, primarily driven by higher trading volumes, as well as an increase of $1.1 million in market valuation of investments in the company’s trading portfolio.

o	An increase of $5.4 million in gains on sales of available-for-sale securities.
o	These increases were partially offset by the following decreases:
▪	A decrease of $3.5 million in bankcard fees, primarily due to decreased interchange income.
▪	A decrease of $1.3 million in brokerage fees, primarily due to decreased 12b-1 income.
▪	A decrease of $1.0 million in equity earnings on alternative investments, recorded in other income.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Salaries and employee benefits	$130,938	$111,060	$114,454	$19,878	$16,484
Occupancy, net	11,411	12,180	11,539	(769)	(128)
Equipment	21,502	21,241	18,824	261	2,678
Supplies and services	3,785	4,185	4,285	(400)	(500)
Marketing and business development	3,284	4,640	7,304	(1,356)	(4,020)
Processing fees	13,603	13,390	13,096	213	507
Legal and consulting	6,220	6,110	7,496	110	(1,276)
Bankcard	4,549	4,860	4,701	(311)	(152)
Amortization of other intangible assets	1,658	1,734	1,251	(76)	407
Regulatory fees	3,211	2,366	2,910	845	301
Other	8,372	6,853	7,527	1,519	845
Total noninterest expense	$208,533	$188,619	$193,387	$19,914	$15,146

•	GAAP noninterest expense for the second quarter of 2020 was $208.5 million, an increase of $19.9 million, or 10.6%, from the linked quarter and an increase of $15.1 million, or 7.8%, from the second quarter of 2019. Expenses for the quarter included $4.0 million in non-recurring compensation and other costs tied to the company’s COVID-19 response.
•	The linked quarter increase in noninterest expense was driven by:
o

An increase of $19.9 million in salaries and employee benefits, largely driven by a $24.6 million increase in deferred compensation expense, which was offset by the increase in company-owned life insurance income noted above. This increase was partially offset by a decrease of $5.5 million in payroll taxes and profit sharing and 401(k) expense.

o	An increase of $1.5 million in other expense driven by operational losses in the second quarter.
o

These increases were partially offset by a decrease of $1.4 million in marketing and business development expense due to a decline in travel and entertainment expenses in the second quarter due to the pandemic.

•	The year-over-year increase in noninterest expense was driven by:
o

A $16.5 million increase in salaries and employee benefits, primarily due to increases of $9.8 million in deferred compensation expense, $3.5 million in bonus and commission expense, and $3.2 million in salary and wage expense, which included compensation expense tied to the company’s COVID-19 response. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.

o

An increase of $2.7 million in equipment expense, due to investments in digital channel and integrated platform solutions to support business growth and the ongoing modernization of the company’s core systems.

o	These increases were partially offset by a decrease of $4.0 million in marketing and business development expense primarily due to a decline in travel and entertainment expense due to the pandemic.

Income taxes

•

The company’s effective tax rate was 11.3% for the six months ended June 30, 2020, compared to 15.5% for the same period in 2019. The decrease in the effective rate for 2020 is primarily attributable to a larger portion of income being earned from tax-exempt municipal securities.

Balance sheet

•	Average total assets for the second quarter of 2020 were $28.1 billion compared to $26.0 billion for the linked quarter and $23.3 billion for the same period in 2019.
Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Commercial and industrial	$6,970,223	$5,786,545	$5,278,626	$1,183,678	$1,691,597
Specialty lending	471,571	510,316	682,306	(38,745)	(210,735)
Commercial real estate	5,435,428	5,181,036	4,696,665	254,392	738,763
Consumer real estate	1,528,501	1,414,025	1,241,078	114,476	287,423
Consumer	146,120	141,972	132,662	4,148	13,458
Credit cards	353,424	418,485	427,176	(65,061)	(73,752)
Leases and other	193,099	164,187	162,468	28,912	30,631
Total loans	$15,098,366	$13,616,566	$12,620,981	$1,481,800	$2,477,385

•

Average loans for the second quarter of 2020 increased 10.9% on a linked-quarter basis and 19.6% compared to the second quarter of 2019, primarily due to the company’s participation in PPP, which had an average balance of $1.2 billion in the second quarter.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Securities available for sale:
U.S. Treasury	$31,150	$49,638	$256,949	$(18,488)	$(225,799)
U.S. Agencies	403,290	94,342	91,822	308,948	311,468
Mortgage-backed	4,284,374	4,133,118	3,926,164	151,256	358,210
State and political subdivisions	3,108,661	3,058,594	2,659,397	50,067	449,264
Corporates	98,089	188,257	84,910	(90,168)	13,179
Commercial Paper	2,040	—	—	2,040	2,040
Total securities available for sale	$7,927,604	$7,523,949	$7,019,242	$403,655	$908,362
Securities held to maturity:
State and political subdivisions	$1,100,843	$1,108,716	$1,128,526	$(7,873)	$(27,683)
Trading securities	37,816	48,102	61,565	(10,286)	(23,749)
Other securities	148,918	124,795	80,097	24,123	68,821
Total securities	$9,215,181	$8,805,562	$8,289,430	$409,619	$925,751
•	Average securities available for sale increased 5.4% on a linked-quarter basis and 12.9% compared to the second quarter of 2019.
Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Deposits:
Noninterest-bearing demand	$7,662,836	$6,495,611	$6,078,520	$1,167,225	$1,584,316
Interest-bearing demand and savings	14,160,722	13,232,370	11,740,634	928,352	2,420,088
Time deposits	957,007	1,097,780	966,719	(140,773)	(9,712)
Total deposits	$22,780,565	$20,825,761	$18,785,873	$1,954,804	$3,994,692
Noninterest bearing deposits as % of total	33.64%	31.19%	32.36%

•	Average deposits increased 9.4% on a linked-quarter basis and 21.3% compared to the second quarter of 2019.
•	Average noninterest-bearing demand deposits increased 18.0% on a linked-quarter basis to $7.7 billion.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	June 30, 2020	March 31, 2020	June 30, 2019
Total equity	$2,777,395	$2,663,441	$2,477,790
Book value per common share	57.84	55.33	50.50
Tangible book value per common share	53.57	51.04	46.56

Regulatory capital:
Common equity Tier 1 capital	$2,335,625	$2,279,039	$2,236,930
Tier 1 capital	2,335,625	2,279,039	2,236,930
Total capital	2,580,849	2,514,445	2,411,510

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.92%	11.90%	12.65%
Tier 1 risk-based capital ratio	11.92	11.90	12.65
Total risk-based capital ratio	13.17	13.12	13.63
Tier 1 leverage ratio	8.35	8.81	9.69

•	At June 30, 2020, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.
•

The company did not execute any open market share repurchases during the second quarter, outside of the completion of the $30 million accelerated share repurchase program that was entered into in early March.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q4	Q3	Q2
	2020	2020	2019	2019	2019
Net charge-offs - Total loans	$5,541	$7,672	$7,618	$2,186	$12,569
Net loan charge-offs as a % of total average loans	0.15%	0.23%	0.23%	0.07%	0.40%
Loans over 90 days past due	$4,588	$2,211	$2,069	$2,466	$1,825
Loans over 90 days past due as a % of total loans	0.03%	0.02%	0.02%	0.02%	0.01%
Nonaccrual and restructured loans	$82,245	$97,029	$56,347	$71,838	$53,395
Nonaccrual and restructured loans as a % of total loans	0.54%	0.70%	0.42%	0.55%	0.41%
Provision for credit losses	$21,500	$88,000	$2,000	$7,500	$11,000

•	Provision for credit losses for the second quarter totaled $21.5 million, a decrease of $66.5 million from the linked quarter, and an increase of $10.5 million from the second quarter of 2019.
•	Net charge-offs totaled $5.5 million, or 0.15%, of average loans, compared to $7.7 million, or 0.23%, of average loans in the linked quarter.
•

The reserve build during the second quarter reflects the continued impact of the adoption of the current expected credit losses (CECL) accounting standard on January 1, 2020, and changes to key macroeconomic variables due to the COVID-19 pandemic.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.31 per share quarterly cash dividend, payable on October 1, 2020, to shareholders of record at the close of business on September 10, 2020.

Conference Call

The company plans to host a conference call to discuss its second quarter 2020 earnings results on Wednesday, July 29, 2020, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (international) 412-542-4148 and requesting to join the UMB Financial call. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 2Q 2020 Conference Call

A replay of the conference call may be heard through August 12, 2020 by calling (toll-free)

877-344-7529 or (international) 412-317-0088. The replay access code required for playback is 10145903. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income (loss), operating earnings (losses) per share - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, pre-tax, pre-provision income, pre-tax, pre-provision earnings per share – diluted (PTPP EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, PTPP, PTPP EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the company’s fundamental operating performance. COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional equipment, cleaning, and janitorial supplies to protect the well-being of our associates and customers while on the company’s premises.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income from continuing operations, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income from continuing operations, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Pre-tax, pre-provision income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding income tax and provision expenses.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets.  Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously, the COVID-19 pandemic (the pandemic) may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. The pandemic has created a global public-health crisis that has resulted in widespread volatility and deteriorations in household, business, economic, and market conditions. It is currently adversely affecting the company and its customers, counterparties, employees, and third-party service providers, and the continued adverse impacts on our business, financial position, results of operations, and prospects could be significant. We are not able to accurately predict the extent of the impact of the pandemic on our capital, liquidity, and other financial positions and on our business, results of operations, and prospects at this time, and we believe it will depend on a number of evolving factors, including: (i) the duration, extent and severity of the pandemic; (ii) the response of governmental and non-governmental authorities to the pandemic, which is rapidly changing and not always coordinated or consistent across jurisdictions; (iii) the effect of the pandemic on our customers, counterparties, employees and third-party service providers, which may vary widely, and which is generally expected to increase our credit, counterparty, operational, and other risks; and (iv) the effect of the pandemic on economies and markets, which in turn could adversely affect, among other things, the origination of new loans and the performance of our existing loans. The pandemic is also expected to have a significant impact on our CECL calculation and related provision under a new accounting standard that we were required to phase in beginning January 2020.  The CECL calculation includes periodic estimates of the net amount expected to be collected over the contractual term of certain financial assets, and requires us to take into account, among other things, economic conditions forecasted over the life of the financial asset, including the current and anticipated effects of the pandemic. Any forward-looking statement should be evaluated in light of these considerations. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, and serves business and institutional clients nationwide. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn, or follow us on Twitter at @UMBBank. For information about UMB’s operations, approach and relief measures during the COVID-19 pandemic, please visit umb.com/COVID-19.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	June 30,
	2020	2019
ASSETS
Loans	$15,305,097	$12,900,269
Allowance for credit losses on loans	(200,300)	(102,092)
Net loans	15,104,797	12,798,177
Loans held for sale	8,213	2,771
Securities:
Available for sale	8,483,624	7,176,351
Held to maturity, net of allowance for credit losses	1,111,625	1,112,773
Trading securities	51,383	81,381
Other securities	154,206	89,302
Total securities	9,800,838	8,459,807
Federal funds sold and resell agreements	1,347,643	283,603
Interest-bearing due from banks	1,714,478	876,551
Cash and due from banks	462,849	422,648
Premises and equipment, net	300,174	278,725
Accrued income	126,962	124,396
Goodwill	180,867	180,867
Other intangibles, net	24,181	12,425
Other assets	682,606	576,306
Total assets	$29,753,608	$24,016,276

LIABILITIES
Deposits:
Noninterest-bearing demand	$8,633,603	$6,524,428
Interest-bearing demand and savings	15,033,643	11,870,782
Time deposits under $250,000	546,089	610,711
Time deposits of $250,000 or more	246,069	394,309
Total deposits	24,459,404	19,400,230
Federal funds purchased and repurchase agreements	1,963,694	1,708,884
Short-term debt	15,000	—
Long-term debt	70,996	69,825
Accrued expenses and taxes	239,254	198,141
Other liabilities	227,865	161,406
Total liabilities	26,976,213	21,538,486

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,081,713	1,065,301
Retained earnings	1,692,289	1,573,586
Accumulated other comprehensive income, net	284,262	62,617
Treasury stock	(335,926)	(278,771)
Total shareholders' equity	2,777,395	2,477,790
Total liabilities and shareholders' equity	$29,753,608	$24,016,276

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
INTEREST INCOME
Loans	$140,004	$161,838	$291,030	$319,099
Securities:
Taxable interest	25,870	26,700	53,082	52,091
Tax-exempt interest	24,612	21,988	49,016	42,685
Total securities income	50,482	48,688	102,098	94,776
Federal funds and resell agreements	1,573	2,526	7,025	6,151
Interest-bearing due from banks	398	2,768	3,061	6,667
Trading securities	312	842	966	1,276
Total interest income	192,769	216,662	404,180	427,969
INTEREST EXPENSE
Deposits	11,243	39,516	40,975	77,350
Federal funds and repurchase agreements	1,950	9,347	8,331	17,611
Other	1,347	1,385	2,704	2,726
Total interest expense	14,540	50,248	52,010	97,687
Net interest income	178,229	166,414	352,170	330,282
Provision for credit losses	21,500	11,000	109,500	23,350
Net interest income after provision for credit losses	156,729	155,414	242,670	306,932
NONINTEREST INCOME
Trust and securities processing	46,321	42,903	93,321	84,860
Trading and investment banking	12,851	5,453	14,574	11,034
Service charges on deposit accounts	19,074	20,747	44,155	42,028
Insurance fees and commissions	533	465	792	803
Brokerage fees	5,753	7,077	15,613	14,320
Bankcard fees	12,916	16,439	29,461	33,506
Gains (losses) on sales of securities available for sale, net	4,006	(1,403)	5,233	(594)
Other	19,002	13,717	15,731	26,823
Total noninterest income	120,456	105,398	218,880	212,780
NONINTEREST EXPENSE
Salaries and employee benefits	130,938	114,454	241,998	230,486
Occupancy, net	11,411	11,539	23,591	23,282
Equipment	21,502	18,824	42,743	38,508
Supplies and services	3,785	4,285	7,970	8,158
Marketing and business development	3,284	7,304	7,924	12,217
Processing fees	13,603	13,096	26,993	25,228
Legal and consulting	6,220	7,496	12,330	13,129
Bankcard	4,549	4,701	9,409	9,046
Amortization of other intangible assets	1,658	1,251	3,392	2,578
Regulatory fees	3,211	2,910	5,577	5,800
Other	8,372	7,527	15,225	15,581
Total noninterest expense	208,533	193,387	397,152	384,013
Income before income taxes	68,652	67,425	64,398	135,699
Income tax expense	8,123	10,466	7,308	20,996
NET INCOME	$60,529	$56,959	$57,090	$114,703

PER SHARE DATA
Net income – basic	$1.26	$1.17	$1.18	$2.35
Net income – diluted	1.26	1.16	1.18	2.34
Dividends	0.31	0.30	0.62	0.60
Weighted average shares outstanding – basic	47,991,283	48,777,732	48,340,579	48,745,124
Weighted average shares outstanding – diluted	48,077,810	49,039,692	48,491,526	49,018,787

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income	$60,529	$56,959	$57,090	$114,703
Other comprehensive income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	84,885	107,484	249,001	213,918
Less: Reclassification adjustment for (gains) losses included in net income	(4,006)	1,403	(5,233)	594
Change in unrealized gains and losses on debt securities	80,879	108,887	243,768	214,512
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	4,612	(3,061)	19,137	(5,149)
Less: Reclassification adjustment for (gains) losses included in net income	(514)	20	254	15
Change in unrealized gains and losses on derivative hedges	4,098	(3,041)	19,391	(5,134)
Other comprehensive income, before tax	84,977	105,846	263,159	209,378
Income tax expense	(20,105)	(25,590)	(62,077)	(50,979)
Other comprehensive income	64,872	80,256	201,082	158,399
Comprehensive income	$125,401	$137,215	$258,172	$273,102

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2019	$55,057	$1,054,601	$1,488,421	$(95,782)	$(273,827)	$2,228,470
Total comprehensive income	—	—	114,703	158,399	—	273,102
Dividends ($0.60 per share)	—	—	(29,538)	—	—	(29,538)
Purchase of treasury stock	—	—	—	—	(4,114)	(4,114)
Forfeitures of equity awards, net of issuances	—	3,107	—	—	(2,503)	604
Recognition of equity-based compensation	—	7,006	—	—	—	7,006
Sale of treasury stock	—	185	—	—	274	459
Exercise of stock options	—	402	—	—	1,399	1,801
Balance - June 30, 2019	$55,057	$1,065,301	$1,573,586	$62,617	$(278,771)	$2,477,790

Balance - January 1, 2020	$55,057	$1,073,764	$1,672,438	$83,180	$(277,999)	$2,606,440
Total comprehensive income	—	—	57,090	201,082	—	258,172
Dividends ($0.62 per share)	—	—	(30,200)	—	—	(30,200)
Purchase of treasury stock	—	615	—	—	(60,074)	(59,459)
Forfeitures of equity awards, net of issuances	—	676	—	—	(83)	593
Recognition of equity-based compensation	—	6,109	—	—	—	6,109
Sale of treasury stock	—	120	—	—	201	321
Exercise of stock options	—	429	—	—	2,029	2,458
Cumulative effect adjustment	—	—	(7,039)	—	—	(7,039)
Balance - June 30, 2020	$55,057	$1,081,713	$1,692,289	$284,262	$(335,926)	$2,777,395

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended June 30,
	2020		2019
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$15,098,366	3.73%	$12,620,981	5.14%
Securities:
Taxable	5,069,290	2.05	4,502,680	2.38
Tax-exempt	4,108,075	3.05	3,725,185	2.99
Total securities	9,177,365	2.50	8,227,865	2.65
Federal funds and resell agreements	807,245	0.78	329,064	3.08
Interest bearing due from banks	1,492,798	0.11	450,032	2.47
Trading securities	37,816	3.79	61,565	6.07
Total earning assets	26,613,590	3.01	21,689,507	4.11
Allowance for credit losses	(195,373)		(109,463)
Other assets	1,717,808		1,690,423
Total assets	$28,136,025		$23,270,467

Liabilities and Shareholders' Equity
Interest-bearing deposits	$15,117,729	0.30%	$12,707,353	1.25%
Federal funds and repurchase agreements	2,138,156	0.37	1,728,748	2.17
Borrowed funds	85,681	6.32	69,662	7.97
Total interest-bearing liabilities	17,341,566	0.34	14,505,763	1.39
Noninterest-bearing demand deposits	7,662,836		6,078,520
Other liabilities	411,964		271,890
Shareholders' equity	2,719,659		2,414,294
Total liabilities and shareholders' equity	$28,136,025		$23,270,467
Net interest spread		2.67%		2.72%
Net interest margin		2.79		3.19

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Six Months Ended June 30,
	2020		2019
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$14,357,466	4.08%	$12,462,946	5.16%
Securities:
Taxable	4,881,854	2.19	4,402,458	2.39
Tax-exempt	4,085,558	3.05	3,674,456	2.96
Total securities	8,967,412	2.58	8,076,914	2.65
Federal funds and resell agreements	1,015,720	1.39	424,712	2.92
Interest bearing due from banks	1,164,405	0.53	554,551	2.42
Trading securities	42,959	4.93	54,029	5.36
Total earning assets	25,547,962	3.28	21,573,152	4.11
Allowance for credit losses	(154,062)		(107,465)
Other assets	1,693,684		1,597,444
Total assets	$27,087,584		$23,063,131

Liabilities and Shareholders' Equity
Interest-bearing deposits	$14,723,895	0.56%	$12,729,813	1.23%
Federal funds and repurchase agreements	2,084,271	0.80	1,642,140	2.16
Borrowed funds	78,164	6.96	69,539	7.91
Total interest-bearing liabilities	16,886,330	0.62	14,441,492	1.36
Noninterest-bearing demand deposits	7,079,224		6,028,259
Other liabilities	401,724		267,943
Shareholders' equity	2,720,306		2,325,437
Total liabilities and shareholders' equity	$27,087,584		$23,063,131
Net interest spread		2.66%		2.75%
Net interest margin		2.88		3.19

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$113,085	$28,129	$37,015	$178,229
Provision for credit losses	19,281	298	1,921	21,500
Noninterest income	24,078	66,488	29,890	120,456
Noninterest expense	62,123	76,953	69,457	208,533
Income (loss) before taxes	55,759	17,366	(4,473)	68,652
Income tax expense (benefit)	6,597	2,055	(529)	8,123
Net income (loss)	$49,162	$15,311	$(3,944)	$60,529

	Three Months Ended June 30, 2019
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$102,579	$30,501	$33,334	$166,414
Provision for credit losses	9,306	181	1,513	11,000
Noninterest income	20,387	55,626	29,385	105,398
Noninterest expense	68,511	64,852	60,024	193,387
Income before taxes	45,149	21,094	1,182	67,425
Income tax expense	7,008	3,274	184	10,466
Net income	$38,141	$17,820	$998	$56,959

	Six Months Ended June 30, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$220,034	$61,164	$70,972	$352,170
Provision for credit losses	101,501	573	7,426	109,500
Noninterest income	35,318	128,440	55,122	218,880
Noninterest expense	121,166	145,406	130,580	397,152
Income (loss) before taxes	32,685	43,625	(11,912)	64,398
Income tax expense (benefit)	3,709	4,951	(1,352)	7,308
Net income (loss)	$28,976	$38,674	$(10,560)	$57,090

	Six Months Ended June 30, 2019
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$202,393	$62,252	$65,637	$330,282
Provision for credit losses	19,635	467	3,248	23,350
Noninterest income	43,568	111,476	57,736	212,780
Noninterest expense	135,331	130,249	118,433	384,013
Income before taxes	90,995	43,012	1,692	135,699
Income tax expense	14,079	6,655	262	20,996
Net income	$76,916	$36,357	$1,430	$114,703

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. Previously, the company had the following four business segments: Commercial Banking, Institutional Banking, Personal Banking, and Healthcare Services. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at June 30, 2020.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (GAAP)	$60,529	$56,959	$57,090	$114,703
Adjustments:
Acquisition expense	123	70	246	97
Severance expense	137	297	1,789	867
COVID-19 related expense	3,989	—	4,217	—
Tax-impact of adjustments (i)	(943)	(81)	(1,388)	(214)
Total Non-GAAP adjustments (net of tax)	3,306	286	4,864	750
Net operating income (Non-GAAP)	$63,835	$57,245	$61,954	$115,453

Earnings per share - diluted (GAAP)	$1.26	$1.16	$1.18	$2.34
Acquisition expense	—	—	0.01	—
Severance expense	0.01	0.01	0.04	0.02
COVID-19 related expense	0.08	—	0.08	—
Tax-impact of adjustments (i)	(0.02)	—	(0.03)	—
Operating earnings per share - diluted (Non-GAAP)	$1.33	$1.17	$1.28	$2.36

GAAP
Return on average assets	0.87%	0.98%	0.42%	1.00%
Return on average equity	8.95	9.46	4.22	9.95

Non-GAAP
Operating return on average assets	0.91%	0.99%	0.46%	1.01%
Operating return on average equity	9.44	9.51	4.58	10.01

(i) Calculated using the company’s marginal tax rate of 22.2%.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Noninterest expense	$208,533	$193,387	$397,152	$384,013
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	123	70	246	97
Severance expense	137	297	1,789	867
COVID-19 related expense	3,989	—	4,217	—
Total Non-GAAP adjustments (pre-tax)	4,249	367	6,252	964
Operating noninterest expense (Non-GAAP)	$204,284	$193,020	$390,900	$383,049

Noninterest expense	$208,533	$193,387	$397,152	$384,013
Less: Amortization of other intangibles	1,658	1,251	3,392	2,578
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$206,875	$192,136	$393,760	$381,435

Operating noninterest expense	$204,284	$193,020	$390,900	$383,049
Less: Amortization of other intangibles	1,658	1,251	3,392	2,578
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$202,626	$191,769	$387,508	$380,471

Net interest income	$178,229	$166,414	$352,170	$330,282
Noninterest income	120,456	105,398	218,880	212,780
Less: Gains (losses) on sales of securities available for sale, net	4,006	(1,403)	5,233	(594)
Total Non-GAAP Revenue (denominator A)	$294,679	$273,215	$565,817	$543,656

Efficiency ratio (numerator A/denominator A)	70.20%	70.32%	69.59%	70.16%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	68.76	70.19	68.49	69.98

Pre-tax, pre-provision income non-GAAP reconciliation:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income before taxes (GAAP)	$68,652	$67,425	$64,398	$135,699
Adjustments:
Provision for credit losses	21,500	11,000	109,500	23,350
Pre-tax, pre-provision income (Non-GAAP)	$90,152	$78,425	$173,898	$159,049

Pre-tax earnings per share - diluted (GAAP)	$1.43	$1.37	$1.33	$2.77
Provision for credit losses	0.45	0.23	2.26	0.47
Pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$1.88	$1.60	$3.59	$3.24

Tangible book value non-GAAP reconciliation:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of
	June 30, 2020	June 30, 2019
Total shareholders' equity (GAAP)	$2,777,395	$2,477,790
Less: Intangible assets
Goodwill	180,867	180,867
Other intangibles, net	24,181	12,425
Total intangibles, net	205,048	193,292
Total tangible shareholders' equity (Non-GAAP)	$2,572,347	$2,284,498

Total shares outstanding	48,021,707	49,062,900

Ratio of total shareholders' equity (book value) per share	$57.84	$50.50
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	53.57	46.56